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October 19, 1995




Andrew M. Weiss
6115 North Lake Drive Court
Whitefish Bay, WI 53217

Dear Andy:

It gives me great pleasure to revise our offer to you to join the Bio-Vascular & Vital Images team. The details of the offer are as follows:

TITLE: President, Vital Images, Inc., which is a wholly-owned subsidiary of Bio-Vascular. This position reports to the President & CEO of Bio-Vascular. You will also become a corporate officer (Vice President) of Bio-Vascular.


BASE SALARY:       $150,000 annually, which is paid bimonthly.


CASH BONUS:        Up to 50% of your base salary, paid once annually, based on fiscal year achievement of net revenue, operating income and individual goals. Two-thirds of the 1996 fiscal year bonus
                   (your first year) is guaranteed.


STOCK OPTIONS:     A grant of non-qualified stock options for 200,000 shares
                   will be made on December 22, 1995 in order to conform with certain terms and conditions of our recent secondary offering. The exercise price will be $10.00 and the options will vest equally over a five year period.

                   A one time grant of incentive stock options will also be made on this date to the maximum extent possible under the incentive stock option plan, for a grant in one year. These options will vest equally over four years.


SIGNING BONUS:     A one time cash payment of $50,000 will be paid to you in the
                   November 15th payroll run.


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Andrew M. Weiss
October 19, 1995
Page Two


RELOCATION
EXPENSES:          Please see attached for details, which will be "grossed up"
                   for tax purposes as necessary.


EMPLOYEE
BENEFITS:          Please see "Summary of Benefits", also attached.


CHANGE OF
CONTROL: Effective on your date-of-hire, the Company will enter into a change of control agreement with you. If Bio-Vascular's or Vital Images' ownership were to change by 50% or more and certain other conditions apply, a lump sum cash payment will be made to you in an amount equal to the product of (a) your "highest monthly compensation" multiplied by (b) thirty-six. "Highest monthly compensation" means one-twelfth (1/12) of the highest amount of your compensation for any twelve (12) consecutive calendar month period during the thirty-six (36) consecutive months prior to the date of termination.


SEVERANCE:         A lump sum payment of 12 months of base salary and
                   acceleration of unvested stock options will occur under any of the following conditions:

                   1) You are terminated for any reason other than cause. Cause is hereby defined as the commission of a fraudulent act, conviction of a felony or the willful disclosure of any trade secret or confidential corporate information to persons not authorized to know same.

                   2) John Karcanes resigns or is terminated during your first 24 months of employment and you choose to resign.

                   3) Vincent Argiro resigns or is terminated during your first 24 months of employment and you choose to resign.


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Andrew M. Weiss
October 19, 1995
Page Three


I look forward to your official acceptance by signing below and returning a copy of the signature page to me.

Yours truly,


/s/ John T. Karcanes

John T. Karcanes
President & Chief Executive Officer



                                   ACCEPTED:


                                   /s/ Andrew M. Weiss
                                   -----------------------------
                                   Andrew M. Weiss


                                   Date: _______________________


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                             RELOCATION EXPENSES


Bio-Vascular will pay or reimburse you for the following relocation expenses:

1.   Real estate fees and closing costs on your present home.

2. Closing costs of a new home in the Twin Cities area, which will include an origination fee of up to two points.

3. Interim living expenses for 90 days. This time frame can be extended if necessary.

4.   Two house hunting trips for your wife as appropriate.

5.   Interim travel home for you as necessary.

6.   Moving of household goods.

7.   Miscellaneous expenses, such as license fees, etc.